Registration No. 33-66938
                                                                Rule 424(b)(3)

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 14, 1994


              Merrill Lynch Home Equity Acceptance, Inc., Seller
                   Subordinate Mortgage Backed Certificates,
                        Series 1994A, Class A-1 and A-2

                       MERRILL LYNCH CREDIT CORPORATION
                                Master Servicer
       -----------------------------------------------------------------

     On January 18, 1994, Subordinate Mortgage Backed Certificates, Series 1994A, Class A-1 and A-2 (the "Class A Certificates") were issued in an approximate original aggregate principal amount of $103,636,222. The Class A Certificates represented beneficial interests of approximately 77.7% in the Trust Fund comprised of certain subordinate mortgage pass-through certificates issued pursuant to separate pooling and servicing agreements each by and among Merrill Lynch Home Equity Acceptance, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus (the "Prospectus") supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Prime First and Fixed Rate Mortgage Loans--Delinquency and Loan Loss Experience" on page 66 of the Prospectus are hereby updated, in their entirety, as follows:


                                              PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE
                                                       (Dollars in Thousands)

                                        December 31, 1999            December 31, 1998            December 31, 1997
                                    -------------------------    -------------------------     -------------------------
                                     Number of                     Number of                   Number of
                                    PrimeFirst     Principal     PrimeFirst     Principal     PrimeFirst     Principal
                                       Loans        Amount         Loans         Amount         Loans         Amount
                                    -----------    ----------    -----------    ----------    -----------    ------------
PrimeFirst Loans
  Outstanding...................         11,223    $4,526,896        11,263     $4,408,862        14,159     $5,302,950
                                    -----------    ----------    -----------    ----------    -----------    ------------
Delinquency Period
  30-59 Days....................            199      $ 76,666           184       $ 77,751           183       $ 66,254
  60-89 Days....................             38        15,834            26          9,815            26         18,544
  90 Days or More*..............             15         8,300            34         23,664            24         18,072
                                         ------        ------        ------     ----------        ------      ---------
     Total Delinquency..........            252      $100,800           244       $111,230           233       $102,870
                                         ======      ========        ======     ==========        ======      =========

Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          2.25%         2.23%         2.17%          2.52%         1.65%          1.94%

Loans in Foreclosure............             36      $ 33,135            47       $ 43,681            39       $ 47,396

Loans in Foreclosure as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          0.32%         0.73%         0.42%          0.99%         0.28%          0.89%


---------------------------------
         * Does not include loans subject to bankruptcy proceedings.



                                                  PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                                                       (Dollars in Thousands)

                                                           Year Ended            Year Ended           Year Ended
                                                       December 31, 1999     December 31, 1998     December 31, 1997
                                                       -----------------     -----------------     -----------------
Average Principal Balance of PrimeFirst Loan
  Portfolio.......................................            $4,467,879            $4,855,906           $4,817,041
Average Number of PrimeFirst Loans Outstanding
  During the Period...............................                11,243                12,711               12,607
                                                       -----------------     -----------------     -----------------

Gross Charge-offs.................................            $    5,578            $    4,030            $   5,363
Recoveries........................................            $       16            $        2            $      99
                                                              ----------            ----------            ---------
Net Charge-offs...................................            $    5,562            $    4,028            $   5,264
                                                              ==========            ==========            =========
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding...................                 0.12%                 0.08%                0.11%


     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page 69 and 70 of the Prospectus are hereby updated, in their entirety, as follows:



                                          Revolving Credit Line Loan Delinquency Experience
                                                       (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1994          1995         1996          1997          1998           1999
                                ------------  -----------  ------------  -----------  -------------- -------------
Number of revolving credit
  line loans serviced........        15,598       25,056        28,368       31,395          30,571        31,517
Aggregate loan balance of
  revolving credit line
  loans serviced.............    $1,079,693   $1,293,483    $1,353,800   $1,387,217      $1,191,938    $1,202,594
Loan balance of revolving
  credit line loans 2 months
  delinquent.................       $ 5,358      $ 8,447       $ 8,292      $ 5,450        $  6,634      $  6,427
Loan balance of revolving
  credit line loans 3 months
  or more delinquent.........      $ 22,989     $ 33,763      $ 39,508     $ 44,104        $ 31,348      $ 22,863
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance
  of revolving credit line loans      2.63%        3.26%         3.53%        3.57%           3.19%         2.44%



                                             Revolving Credit Line Loan Loss Experience
                                                       (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1994          1995         1996          1997          1998           1999
                                ------------  -----------  ------------  -----------  -------------  -------------
Number of revolving credit
  line loans serviced........        15,598       25,056        28,368       31,395         30,571         31,517
Aggregate loan balance of
  revolving credit line
  loans serviced.............    $1,079,693   $1,293,483    $1,353,800   $1,387,217    $ 1,191,938    $ 1,202,594
For the Period:
  Gross Charge-offs
    dollars..................       $ 1,118      $ 3,700       $ 1,860      $ 4,269       $  2,756       $  4,445
  Percentage(1)..............         0.10%        0.29%         0.14%        0.31%          0.23%          0.37%


-------------
             (1) As a percentage of aggregate balance of revolving credit line loans serviced.



     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs-Dime Revolving Credit
Loans-Delinquency and Loan Loss Experience" on pages 75 and 76 of the Prospectus are hereby updated, in their entirety, as follows:


                                                Dime Portfolio Delinquency Experience
                                                       (Dollars in Thousands)

                                                                    As of December 31,
                                                ------------------------------------------------------------
                                                   1996            1997          1998             1999
                                                -----------     -----------  --------------  ---------------

Number of revolving credit line loans
    serviced.................................        3,356           2,758           2,043             1318
Aggregate loan balance of revolving credit
  line loans serviced........................    $ 163,241       $ 128,391         $86,179          $58,306
Loan balance of revolving credit line loans
  2 months delinquent........................    $1,039.34         $808.73         $ 2,307       $ 1,855.08
Loan balance of revolving credit line loans
  3 months or more delinquent................    $3,145.08       $3,588.65         $ 2,918       $ 2,833.69
Total of 2 months or more delinquent as a
  percentage of aggregate loan balance of
  revolving credit line loans................        2.56%           3.42%           6.06%            8.04%



                                                   Dime Portfolio Loss Experience
                                                       (Dollars in Thousands)

                                                                    As of December 31,
                                                ------------------------------------------------------------
                                                   1996            1997          1998             1999
                                                -----------     -----------  --------------  ---------------
As of end of Period:
    Number of revolving credit line loans
     serviced................................        3,356           2,758           2,043            1.318
    Aggregate loan balance of revolving
       credit line loans serviced............     $163,241        $128,391         $86,179          $58,306
For the Period:
    Gross charge-offs dollars................        $ 327           $ 130          $  174           $  324
    Percentage(1)............................        0.20%           0.10%           0.20%            0.56%


--------------
(1)  As a percentage of aggregate balance of Mortgage Loans serviced.


     The information contained in the tables entitled "Statistics Date Adjustable Group 1 Loan Principal Balances", "Range of Adjustable Group 1 Margins", "Statistics Data Fixed Group 1 Loan Principal Balances" and "Statistics Date Group 2 Loan Principal Balances" under the heading "The Mortgage Pools" on pages 45, 48, 50 and 56, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1999, the Mortgage Loan Balances and margins of the Mortgage Loans:


                                 Adjustable Group 1 Loan Principal Balances as of December 31, 1999
                                                                                             % of Adjustable Group
                                                                                             1 Loans by Principal
Range of Principal Balances               Number of Loans           Principal Balance               Balance
-----------------------------------   -----------------------    -----------------------   -----------------------
$000-49,999.99                                  24                      $ 791,127.54                 0.33%
50,000-54,999.99                                 3                        156,001.92                 0.06%
55,000-59,999.99                                 2                        114,251.19                 0.05%
60,000-74,999.99                                 7                        472,250.02                 0.20%
75,000-99,999.99                                27                      2,517,910.86                 1.04%
100,000-149,999.99                              56                      6,925,738.25                 2.87%
150,000-199,999.99                              60                     10,683,454.02                 4.43%
200,000-249,999.99                              80                     17,640,813.79                 7.32%
250,000-299,999.99                              69                     19,423,072.38                 8.06%
300,000-349,999.99                              58                     18,449,618.75                 7.66%
350,000-399,999.99                              32                     11,960,290.06                 4.96%
400,000-449,999.99                              27                     11,457,988.98                 4.75%
450,000-499,999.99                              17                      8,022,624.72                 3.33%
500,000-549,999.99                              25                     12,901,494.48                 5.35%
550,000-599,999.99                              14                      8,120,010.15                 3.37%
600,000-649,999.99                              13                      8,144,449.64                 3.38%
650,000-699,999.99                              14                      9,419,507.39                 3.91%
700,000-749,999.99                               6                      4,416,861.01                 1.83%
750,000-799,999.99                               7                      5,490,100.71                 2.28%
800,000-849,999.99                               7                      5,780,215.51                 2.40%
850,000-899,999.99                               3                      2,596,675.80                 1.08%
900,000-949,999.99                               3                      2,700,000.00                 1.12%
950,000-999,999.99                              10                      9,856,095.19                 4.09%
1,000,000-1,099,999.99                           8                      8,097,000.00                 3.36%
1,100,000-1,199,999.99                           3                      3,322,581.97                 1.38%
1,200,000-1,299,999.99                           7                      8,755,614.32                 3.63%
1,400,000-1,499,999.99                           4                      5,889,278.88                 2.44%
1,500,000-1,599,999.99                           4                      6,093,175.10                 2.53%
1,600,000-1,699,999.99                           1                      1,620,000.00                 0.67%
1,800,000-1,899,999.99                           1                      1,878,000.00                 0.78%
1,900,000-1,999,999.99                           3                      5,892,462.90                 2.45%
2,000,000-2,099,999.99                           4                      8,134,275.50                 3.38%
2,400,000-2,499,999.99                           1                      2,498,951.62                 1.04%
3,000,000 or Higher                              2                     10,750,000.00                 4.46%
TOTALS                                ------------           ---------------------------    --------------------
                                               602                  $ 240,971,892.65               100.00%
                                      ============           ===========================    ====================



                                         Adjustable Group 1 Margins as of December 31, 1999

                                                                                             % of Adjustable Group
                                       Number of Adjustable                                  1 Loans by Principal
               Margin                     Group 1 Loans            Principal Balance                Balance
---------------------------------     ---------------------- -----------------------        -----------------------
               -0.25                            55                  $  70,258,937.07                29.16%
              -0.125                            79                     48,013,750.07                19.93%
                   0                           238                     77,472,245.64                32.15%
                0.25                           145                     29,091,582.66                12.07%
                 0.5                            81                      9,535,318.34                 3.96%
                0.75                             1                        237,484.60                 0.10%
                   1                             1                        112,578.39                 0.05%
                 1.5                             2                      6,249,995.88                 2.59%
                                      ---------------------- -----------------------        -----------------------
              TOTALS                           602                  $ 240,971,892.65                100.00%
                                      ====================== =======================        =======================

-------------------------
(1) The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except when the Margin is equal to or greater than 1.50%, in which case it is added to the applicable Six-Month LIBOR Index; provided that the Underlying Mortgage Rate will not exceed 12.00%, 15.00% or 18.00% per annum, as applicable. See "Summary of the Terms of the Class A Certificates--Group 1 Loans" and "MLCC and its Mortgage Programs--PrimeFirst and Fixed Rate Mortgage Loans" herein.



                                    Fixed Group 1 Loan Principal Balances as of December 31, 1999

                                                                                              % of Fixed Group 1
                                      Number of Fixed Group                                   Loans by Principal
     Range of Principal Balances             1 Loans               Principal Balance                Balance
---------------------------------   ------------------------   -------------------------   -------------------------
$000-49,999.99                                  1                     $   43,821.77                   0.76%
75,000-99,999.99                                2                        178,174.61                   3.08%
100,000-149,999.99                              3                        380,106.70                   6.56%
150,000-199,999.99                              6                      1,054,734.73                  18.21%
200,000-249,999.99                              7                      1,566,431.22                  27.04%
250,000-299,999.99                              1                        278,963.62                   4.82%
300,000-349,999.99                              2                        634,828.91                  10.96%
400,000-449,999.99                              1                        415,928.74                   7.18%
500,000-549,999.99                              1                        548,919.71                   9.48%
650,000-699,999.99                              1                        690,673.31                  11.92%
               TOTALS                 ---------------------- ---------------------------    -----------------------
                                                25                   $ 5,792,583.32                 100.00%
                                      ====================== ===========================    ========================


                                  Range of Group 2 Loan Principal Balances as of December 31, 1999

                                        Number of Group 2                                    % of Group 2 Loans by
Range of Principal Balances                   Loans                Principal Balance           Principal Balance
---------------------------------   ----------------------   --------------------------   ----------------------------
$4,999.99 or lower                              111                    $ 245,344.55                  1.49%
5,000-9,999.99                                   41                      290,171.09                  1.76%
10,000-14,999.99                                 46                      550,197.23                  3.34%
15,000-19,999.99                                 31                      543,836.44                  3.30%
20,000-24,999.99                                 30                      695,086.35                  4.22%
25,000-29,999.99                                 27                      751,106.56                  4.56%
30,000-34,999.99                                 15                      475,769.04                  2.89%
35,000-39,999.99                                 12                      452,272.67                  2.74%
40,000-44,999.99                                 15                      651,251.90                  3.95%
45,000-49,999.99                                 12                      573,772.26                  3.48%
50,000-54,999.99                                  8                      424,796.68                  2.58%
55,000-59,999.99                                 13                      753,212.21                  4.57%
60,000-64,999.99                                 11                      682,775.57                  4.14%
65,000-69,999.99                                  4                      270,488.73                  1.64%
70,000-74,999.99                                  7                      504,920.79                  3.06%
75,000-99,999.99                                 22                    1,894,371.05                 11.49%
100,000-149,999.99                               14                    1,776,415.94                 10.78%
150,000-199,999.99                                2                      325,552.65                  1.97%
200,000-249,999.99                                9                    1,982,153.43                 12.02%
250,000-299,999.99                                3                      845,332.44                  5.13%
300,000-349,999.99                                1                      348,980.00                  2.12%
350,000-399,999.99                                2                      765,875.05                  4.65%
650,000-699,999.99                                1                      682,445.58                  4.14%
                                      -------------          -----------------------        -----------------------
               TOTALS                          437                  $ 16,486,128.21                100.00%
                                      =============          =======================        =======================



     Additionally, the information contained in the tables entitled "Group 1 Certificate Characteristics" and "Group 2 Certificate Characteristics" under the heading "Description of the Pooled Certificates--General" on pages 30 and 32, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1999, the Certificate Characteristics:


                                                          Subordinate 1994A
                                     Group 1 Certificate Characteristics as of December 31, 1999




                       Parties
                          to                              Original                                        Current
                       Pooling    Type                     Senior          Original                        Senior       Current
           Month         and       of      Original       Mortgage          Pooled       Current          Mortgage       Pooled
             of       Servicing  Mortgage    Pool       Certificates      Certificates     Pool         Certificates  Certificates
 Series   Servicing   Agreement   Loan     Balance         Balance         Balance       Balance(1)      Balance(1)    Balance(1)
-----------------------------------------------------------------------------------------------------------------------------------
  1991F     6/91         (3)       (4)   $275,922,834    $267,645,149     $8,277,685    $31,553,759     $6,030,897    $5,287,749(5)

  1992A     2/92         (3)       (4)   $254,696,872    $247,692,708     $7,004,164    $24,531,347     $1,193,587    $3,520,560(5)

  1992C     5/92         (3)       (4)   $192,556,636    $188,223,000     $4,333,636    $26,731,387    $11,807,751      $621,003(5)

  1992F     8/92         (3)       (4)   $307,013,073    $297,802,000     $9,211,073    $40,222,983    $31,011,910    $1,431,735

  1993B     2/93         (3)       (4)   $287,950,988    $278,600,000     $9,350,988    $33,034,170    $23,683,182    $9,350,988

  1993C     3/93         (3)       (4)   $272,072,855    $264,585,000     $7,487,855    $40,557,803    $33,069,948    $7,487,855

  1993E     6/93         (3)       (4)   $226,724,904    $221,241,592     $5,483,312    $50,133,026    $44,649,714    $5,483,312
-----------------------------------------------------------------------------------------------------------------------------------

 Totals                                $1,816,938,162  $1,765,789,449    $51,148,713   $246,764,475   $151,446,989   $33,183,202
===================================================================================================================================

(table continued)

           Original      Current        Current
            Pooled        Pooled         Pooled
          Certificates  Certificates   Certificates                                                           CPR
            Balance       Balance       Balance                                                             for the
            as a % of    as a % of     as a % of                              Mortgage      Principal       Mortgage
            Original      Current         the          30-59         60+       Loans in      Balance of       Loans
             Pool          Pool        Respective    Day Delin-  Day Delin-    Fore-         Loans in        in the
 Series     Balance       Balance       Total(1)     quencies(1) quencies(1)  closure(1)   Foreclosure(1)   Series(2)
----------------------------------------------------------------------------------------------------------------------
  1991F      3.00%        16.76%         15.94%     $1,901,000    $599,479          0              $0         22.30%

  1992A      2.75%        14.35%         10.61%      $ 396,031          $0          2        $902,967         25.60%

  1992C      2.25%         2.32%          1.87%            $ 0          $0          2      $1,049,984         22.70%

  1992F      3.00%         3.56%          4.31%      $ 715,319          $0          1        $299,762         24.00%

  1993B      3.25%        28.31%         28.18%     $2,982,156    $233,000          1      $2,069,276         26.90%

  1993C      2.75%        18.46%         22.57%     $1,002,696    $795,558          2      $2,512,523         24.30%

  1993E      2.42%        10.94%         16.52%      $ 149,981  $6,249,996          1      $6,000,000         20.40%
----------------------------------------------------------------------------------------------------------------------

 Totals      2.82%        13.45%        100.00%     $7,147,183  $7,878,033          9     $12,834,512          N/A
======================================================================================================================


(1)    As of December 31, 1999 (after the January 18, 2000 distribution).
(2)    The CPR is the constant rate of prepayment each month, expressed as per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month for the period from the creation of the Series to December 31, 1999.
(3)    Merrill Lynch Mortgage Investors, Inc., as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A. (in
       the case of Series 1991F, Bank of America National Trust and Savings Association), as Underlying Trustee.
(4)    The Mortgage Loans in all Series are adjustable rate PrimeFirst loans, except that Series 1993E contains $5,792,583 principal amount of fixed rate Mortgage Loans as of December 31, 1999. See "The Mortgage Pools-Group 1 Loans."
(5)    Commencing with the January 18, 1994 Underlying Distribution Date, the Pooled Certificates will receive, as a distribution of principal, the excess interest, if any, available in respect of such Series that is not required to be distributed to the
       Senior Mortgage Certificates of such Series.



                                                          Subordinate 1994A
                                     Group 2 Certificate Characteristics as of December 31, 1999



                    Parties
                      to                                                  Original
                    Pooling      Type      Distribution                    Senior      Original                   Senior
          Month       and         of            of        Original        Mortgage      Pooled      Current      Mortgage
           of       Servicing   Mortgage       Lien         Pool        Certificates  Certificates    Pool     Certificates
 Series  Issuance   Agreement    Loan        Priority      Balance        Balance       Balance    Balance(1)   Balance(1)
----------------------------------------------------------------------------------------------------------------------------

 1992-1    9/92        (3)        (5)          (6)      $321,511,670   $305,436,000  $16,075,670   $40,223,841  $23,941,450
----------------------------------------------------------------------------------------------------------------------------

   Totals                                               $321,511,670   $305,436,000  $16,075,670   $40,223,841  $23,941,450
                                                        ====================================================================

(table continued)

                         Original       Current        Current
                          Pooled        Pooled         Pooled
                        Certificates  Certificates   Certificates                                                          CPR
                         Balance as    Balance as     Balance as                                           Principal     for the
            Current       a % of        a % of a       a % of                                  Mortgage    Balance       mortgage
             Pooled      Original       Current         the           31-59         60+        Loan in      of            Loans
          Certificates     Pool          Pool        Respective     Day Delin-   Day Delin-      Fore-     Loans in       in the
 Series    Balance(1)     Balance       Balance        Total(1)     quencies(1)  quencies(1)   closure(1)  Foreclosure(1) Series(2)
------------------------------------------------------------------------------------------------------------------------------------

 1992-1    $16,075,670     5.00%        39.97%         100.00%       $7,724,352   $3,211,297        13        $946,342      24.70%
------------------------------------------------------------------------------------------------------------------------------------

   Totals  $16,075,670     5.00%        39.97%         100.00%       $7,724,352   $3,211,297        13        $946,342        N/A
         ===========================================================================================================================



--------------------

(1)    As of December 31, 1999 (after the January 18, 2000 distribution).
(2)    The CPR is the constant rate of prepayment each month, expressed as per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month for the period from the creation of the Series to December 31, 1999.
(3)    Merrill Lynch Mortgage Investors, Inc., as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as
       Underlying Trustee.
(4)    MLCC Revolving Credit Loans.  See "MLCC and Its Mortgage Programs- Equity Access Program.
(5)    Dime Revolving Credit Loans.  See "MLCC and Its Mortgage Programs-Dime Revolving Credit Loans."  Substantially all of the
       Mortgaged Properties securing the Dime Revolving Credit Loans are located in New York.
(6)    0.31%  first lien and  99.69% second and third liens as of December 31, 1999.


                                                    -----------------------------

                                     The date of this Prospectus Supplement is March 31, 2000.
